SUBLEASE

THIS SUBLEASE (“Sublease”) is made and entered into as of the 30th day of June, 2005 by and between PDI, INC., a Delaware corporation, with offices at One Route 17 South, Saddle River, New Jersey 07458 (“Sublandlord”); and AMERICAN TACK & HARDWARE CO., INC., a New York corporation, with offices at 25 Robert Pitt Drive, Monsey, New York 10952 (“Subtenant”).

1.  DESCRIPTION. Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord, the following space: Approximately 16,020 rentable square feet (hereinafter the “Subleased Premises”) on the first floor in the building located at One Route 17 South, Saddle River, New Jersey (hereinafter the “Building”), together with the right to use in common with other tenants in the Building, their invitees, customers and employees, the stairways, and all other general common facilities contained in the Building. Said Subleased Premises, as more particularly set forth on Exhibit A attached hereto and made a part hereof, are a portion of the premises leased by Sublandlord from VRS Saddle River LLC (hereinafter the “Prime Landlord”) under Lease dated November 20, 2003 (the “Prime Lease”) attached hereto and made a part hereof as Exhibit “B”.

2.  TERM. The Subleased Premises are leased for a term to commence upon the later of (i) five (5) business days after the date on which the Prime Landlord consents to this Sublease in accordance with Section 29 below and (ii) five (5) business days after the date on which a new Certificate of Occupancy for Subtenant’s use of the Subleased Premises is issued (if such Certificate of Occupancy is required) by the Borough of Saddle River, New Jersey (“Commencement Date”) and to end at 11:59 p.m. on the last day of the calendar month in which occurs the day preceding the sixty-first (61st) monthly anniversary of the Commencement Date (“Expiration Date”); provided, however, in no event shall the Commencement Date be earlier than July 15, 2005. If Sublandlord, for any reason whatsoever, cannot deliver possession of the Subleased Premises to Subtenant at the Commencement Date, this Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage resulting therefrom, but in that event, the Commencement Date shall be the date that the Sublandlord delivers possession of the Subleased Premises to the Subtenant, or the date Sublandlord would have delivered possession of the Subleased Premises to the Subtenant but for any acts or omissions attributable to Subtenant; provided, however, if possession of the Subleased Premises is not delivered on or before August 1, 2005, Subtenant shall have the option to terminate this Sublease by sending written notice to Sublandlord whereupon this Sublease shall be null and void and of no force and effect, and Sublandlord shall return to Subtenant the first month’s Rent and security deposit and thereupon neither party shall have any further obligation to the other.

Upon request of either party, the parties shall execute an agreement stating the Commencement Date and Expiration Date of the term of this Sublease.

3.  RENT. From and after the Commencement Date, and continuing throughout the remainder of the Term of this Sublease, Subtenant shall pay to Sublandlord Annual Base Rent (sometimes hereinafter referred to as “Rent”) for the Subleased Premises in the amount of Four Hundred Thousand Five Hundred and 00/100 ($400,500.00) Dollars in equal consecutive monthly installments of Thirty Three Thousand Three Hundred Seventy Five and 00/100 ($33,375.00) Dollars. The aforesaid amounts of monthly installments of Annual Base Rent shall be payable in advance on or before the first day of each calendar month through the remainder of the Term, without set-off, deduction, counterclaim or any previous demand therefor provided, however, a proportionately lesser sum may be paid for the month in which occurs the Commencement Date or the Expiration Date in the event the Commencement Date occurs on other than the first date of the month. The Annual Base Rent, and any Additional Rent as hereinafter provided, shall be payable at the office of the Sublandlord at the address set forth above, or as may otherwise be directed by notice from Sublandlord to Subtenant. Sublandlord acknowledges receipt from Subtenant of the sum of Thirty Three Thousand Three Hundred Seventy Five and 00/100 ($33,375.00) Dollars by check, subject to collection, for Annual Base Rent for the first month of the Term.

Provided Subtenant is not in monetary default in any of the terms, covenants or provisions of this Lease beyond any applicable notice or cure period, and notwithstanding anything contained herein to the contrary, Subtenant shall be entitled to a monthly abatement in the amount of Thirty Three Thousand Three Hundred Seventy Five and 00/100 ($33,375.00) Dollars, said concession to be applied against the monthly payment of Annual Base Rent due pursuant to this Lease for the second (2nd) full calendar month of the term of this Sublease (the "Concession Period"). The entire fixed rent otherwise due and payable irrespective of the concession shall become immediately due and payable to the Landlord upon the occurrence of a default by Subtenant in any of Subtenant’s obligations under this Sublease, which default continues beyond any applicable notice or cure period, and Subtenant's entitlement to any prospective concession existing at such time, if any, shall be automatically withdrawn and terminated.

4.  ADDITIONAL RENT. It is expressly agreed that Subtenant shall pay during the Term, as Additional Rent, in addition to the Annual Base Rent as provided for in Section 3, “Subtenant’s Proportionate Share,” as hereinafter defined, of those increases in Operating Expenses and real property taxes applicable to the Project over those Operating Expenses and real property taxes for the Project during the calendar year 2005 (the “Base Year”) in the manner, at the times and as determined payable under the terms of the Prime Lease.

5.  SUBTENANT’S PROPORTIONATE SHARE. Subtenant’s Proportionate Share shall be 19.04%.

6.  ELECTRICITY\UTILITIES\SERVICES. (a) Subtenant shall pay during the Term, as Additional Rent, in addition to the Annual Base Rent as provided for in Section 4 hereinabove, Subtenant’s Proportionate Share of the cost of utilities (excluding electricity supplied to and services supplied to the Subleased Premises and charged to Sublandlord under the terms of the Prime Lease). Subtenant shall have the right to access and use HVAC and electricity at times other than during Building days and hours, subject to the terms of Section 11.7 and 11.8 of the Prime Lease.

(b) Subtenant shall pay Sublandlord, in addition to Annual Base Rent, an Electrical Energy Charge as a condition for Sublandlord to cause electric current to be supplied to the Subleased Premises based upon Subtenant’s actual electric consumption which shall be measured by a separate checkmeter, installed by Sublandlord at Sublandlord’s sole expense, for the Subleased Premises in the manner, at the times and as determined pursuant to the terms of Section 11.6 of the Prime Lease.

7.  CONDITION OF SUBLEASED PREMISES. Subtenant hereby acknowledges to Sublandlord that as of the Commencement Date, Subtenant is leasing the Subleased Premises in its “AS IS”, “WHERE IS” condition; provided, however, the Subleased Premises shall be delivered to Subtenant in broom clean condition, free of all debris and free of all personal property not being leased to Subtenant hereunder.

8.  INCORPORATION OF PRIME LEASE. (a) All of the terms of the Prime Lease are hereby incorporated into this Sublease and shall, as between Sublandlord and Subtenant (as if they were the Landlord and Tenant, respectively, under the Prime Lease) constitute the terms of this Sublease, except to the extent they are inapplicable to, inconsistent with, or modified by the terms of this Sublease and provided that those economic and performance requirements of the Prime Landlord under the Prime Lease which are to be performed or paid by the Prime Landlord shall remain the responsibility of Prime Landlord under the Prime Lease, and shall not be the responsibility of Sublandlord. Subtenant shall be bound by the Prime Lease in accordance with the terms and conditions contained in this Sublease, and Sublandlord shall be entitled to assert, pursue and obtain all rights and remedies of the Prime Landlord under the Prime Lease, including but not limited to all rights and remedies associated with a default under the Prime Lease or this Sublease by the Subtenant or Subtenant’s failure to pay any amount of Rent or Additional Rent in accordance herewith.

(b) Sublandlord warrants and represents to Subtenant the following, each of which warranties and representations shall be deemed remade and repeated as of the Commencement Date: (i) the Prime Lease is in full force and effect; (ii) Sublandlord has not received a notice of default or notice of termination with respect to the Prime Lease; (iii) Sublandlord is neither in default of, nor has Sublandlord breached any of, its covenants, agreements or obligations under the Prime Lease; (iv) to the best of Sublandlord’s knowledge, Prime Landlord is neither in default of nor has Prime Landlord breached any of its covenants, agreements or obligations under the Prime Lease; (v) Sublandlord’s interest in the Prime Lease has not been conveyed, transferred, assigned, pledged or otherwise encumbered; and (vi) all amounts due and payable by Sublandlord under the Prime Lease, including any Annual Base Rent and Additional Rent, have been paid through May 31, 2005.

(c) If Prime Landlord shall default in any of its obligations under the Prime Lease, or shall fail to furnish facilities, services, or utilities or make repairs to the Subleased Premises, then, upon Sublandlord’s receipt of written notice from Subtenant specifying such default, Sublandlord shall use diligent efforts to cause Prime Landlord to cure such default.

9.  QUIET ENJOYMENT. If Subtenant performs all of the terms of this Sublease, Sublandlord warrants that Sublandlord shall do nothing to affect Subtenant’s right to peaceably and quietly have, hold and enjoy the Subleased Premises for the term herein mentioned, subject to the provisions of this Sublease.

10.  USE AND OCCUPANCY. Subtenant shall use and occupy the Subleased Premises for general administrative office use, and no other use shall be permitted.

11.  SUBLANDLORD TO COMPLY WITH PRIME LEASE. Sublandlord agrees to pay the Rent or Additional Rent reserved in the Prime Lease and to perform and observe the covenants and stipulations contained therein so far as they ought to be performed and observed by the Sublandlord, as Tenant, under the Prime Lease. Sublandlord shall not do anything which would cause the Prime Lease to be terminated or forfeited. Sublandlord shall indemnify and hold Subtenant harmless from and against any and all claims, liabilities, losses, damage, demands, expenses (including, without limitation, reasonably attorneys’ fees), actions and causes of action of any kind whatsoever by reason of any breach or default on the part of Sublandlord or its employees or agents, in its capacity as Tenant under the Prime Lease, except the extent caused by the act or negligence of Subtenant, its respective employees, agents, contractors or invitees, by reason of which the Prime Lease is terminated or forfeited. Sublandlord covenants that it will not enter into any agreement that will modify or amend the Prime Lease so as to materially adversely affect Subtenant’s right to use and occupy the Subleased Premises, or any other rights of Subtenant under this Sublease, or increase or materially affect the obligations of Subtenant under this Sublease. Further, Sublandlord will promptly provide Subtenant with copies of all notices of default that Sublandlord delivers to, or receives from, the Prime Landlord under the Prime Lease.

12.  SUBTENANT TO COMPLY WITH PRIME LEASE TERMS.  Subtenant agrees to perform and observe the covenants, conditions and terms of the Prime Lease on the part of the Tenant therein to be performed, as if the Subtenant were the Tenant under the Prime Lease, except to the extent they are inapplicable to, inconsistent with or modified by the terms of this Sublease. Except as expressly incorporated herein, the following Articles and Sections of the Prime Lease shall not be applicable to this Sublease: Sections 1.1; 1.2; 1.3; 1.6; 1.7, 1.8; 1.9; 1.10; 1.11; 1.12; 1.13; 1.15; certain attachments to Lease set forth in 1.16 as more particularly specified herein; 1.17; 1.18; 1.19; 2.1; 2.2; 3.1; 3.2; 3.3; 3.4; 3.5; 4.1; 5.2(a); 6; the term “Commencement Date” shall be substituted for “Possession Date” in Section 7.3; the last sentence of Section 8.3(e); the second paragraph of Section 11.11; 12.1; 12.2; 12.3; 12.5; 12.6; 12.7; 17; 24; 25.4; 26; 30; 40; the second sentence of Section 53; Addendum Sections 1, 3, 5, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16; Exhibit A - Second Floor and Third Floor; A-1; A-2; A-3; B; G; H; I; J; K; Schedules 1-A; 1-B; 1-C; 1-D. Wherever in said Prime Lease Prime Landlord’s consent is required, Subtenant shall be required to obtain Prime Landlord’s and Sublandlord’s consent. If Prime Landlord consents, Sublandlord shall not unreasonably withhold its consent.

13.  INDEMNITY. Subtenant shall indemnify, defend and save harmless Sublandlord and Prime Landlord and their agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Subtenant, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Subleased Premises or of any business therein, (y) any work or thing whatsoever done, or any condition created in or about the Subleased Premises during the term of this Sublease or during the period of time, if any, prior to the Commencement Date that Subtenant may have been given access to the Subleased Premises, except to the extent caused by the act or negligence of Sublandlord or Prime Landlord or their respective employees, agents, contractors or invitees, or (z) any claim, damages and expenses arising out of the nonperformance or nonobservance of Subtenant’s obligations with respect to the Prime Lease as assumed hereby, or (ii) arising from any negligent or otherwise wrongful act or omission of Subtenant or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Sublandlord or Prime Landlord by reason of any such claim, Subtenant upon notice from Sublandlord or Prime Landlord, shall resist and defend such action or proceeding. The provisions of this Section shall survive the expiration or sooner termination of this Sublease.

Sublandlord agrees to indemnify and save harmless Subtenant from and against all claims of whatever nature arising from any act, omission, or negligence of Sublandlord or Sublandlord’s contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date that possession of the Subleased Premises is first delivered to Subtenant and until the end of the term of this Sublease, where such accident, injury or damage results, or is claimed to have resulted, from any act or omission on the part of Sublandlord or Sublandlord’s agents or employees, licensees, invitees or contractors, except to the extent caused by the act or negligence of Subtenant or its employees, agents, contractors or invitees.

14.  HOLDOVER. Any holdover at the expiration of this Sublease is not with Sublandlord’s consent and may be terminated as provided by the laws of the State of New Jersey and Subtenant shall indemnify Sublandlord for any liability resulting therefrom; provided, however, the Rent paid by Subtenant during any such holdover period shall be as follows: (i) for the first month of the holdover, one hundred twenty-five (125%) percent of the Rent payable by Subtenant during the last month of the term; (ii) for the second month of the holdover, one hundred fifty (150%) percent of the Rent payable by Subtenant during the last month of the term; and (iii) for the third and any subsequent month of the holdover, two hundred (200%) percent of the Rent payable by Subtenant during the last month of the term.

15.  ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Subtenant shall not make alterations, additions or improvements on the Subleased Premises without first obtaining the written consent of Prime Landlord and Sublandlord. If Prime Landlord consents, Sublandlord shall not unreasonably withhold its consent. All alterations, additions and improvements shall be made in accordance with the terms and conditions of the Prime Lease. Notwithstanding anything herein to the contrary, but subject to the provisions of Section 8.3 and Addendum Paragraph 4 of the Prime Lease, Subtenant shall be allowed to replace carpets, repaint walls and install and reconfigure cubicles subject to the prior consent of Sublandlord and Prime Landlord. Sublandlord reserves the right to notify Subtenant of any restoration Subtenant shall be responsible for upon the expiration or sooner termination of this Sublease. Subject to the prior written approval by Sublandlord and Prime Landlord of the Subtenant’s plans, attached hereto and made a part hereof as Exhibit E, which shall be deemed approved upon execution of this Sublease by Sublandlord and execution of Exhibit D, [Prime] Landlord’s Consent to Sublease by Prime Landlord, Subtenant shall be allowed to remove a wall to expand the computer room in the Subleased Premises and to install shelving and peg boards.

16.  LIENS. Subtenant shall keep the Subleased Premises free and clear of liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant.

17.  SIGNS. Subtenant shall comply with Section 46 of the Prime Lease. Sublandlord shall use reasonable efforts to obtain consent from the Prime Landlord under the Prime Lease to permit Subtenant to install lobby and window signage, at Subtenant’s sole cost and expense, acceptable to Prime Landlord. Subtenant, shall, if said sign is permitted, obtain all the necessary governmental approvals therefor and be responsible for the care, cost, repair and maintenance thereof, and Subtenant agrees to remove same at the expiration or sooner termination of this Sublease. Notwithstanding the foregoing, Subtenant may install, subject to the prior written consent of Sublandlord and Prime Landlord, signage on the entrance doorway of the Subleased Premises of a size and in a location comparable to the signage currently existing on such doorway substantially as set forth on Exhibit F attached hereto and made a part hereof, provided, however, Subtenant will return Sublandlord’s sign to Sublandlord in the event Subtenant removes same. Such consent shall be deemed given upon execution of this Sublease by Sublandlord and execution of Exhibit D, Landlord’s Consent to Sublease by Landlord,

18.  ACCESS FOR INSPECTION AND REPAIRS. Subtenant shall allow Prime Landlord and Sublandlord and their agents free access at all reasonable times, upon reasonable prior notice (except no notice shall be required in the event of an emergency) to the Subleased Premises for the purpose of inspecting or making repairs, additions, or alterations to the Subleased Premises or any property owned by or under the control of Prime Landlord or Sublandlord; provided, however, Sublandlord and Prime Landlord shall use reasonable efforts not to unduly disturb Subtenant’s use and occupancy of the Subleased Premises during any such access.

19.  REPAIRS AND MAINTENANCE. Subject to the Prime Landlord’s obligations under the Prime Lease, Subtenant shall maintain the Subleased Premises in good repair and tenantable condition during the term of this Sublease.

20.  INSURANCE. Subtenant agrees to carry insurance in accordance with Section 9 of the Prime Lease insuring Subtenant, Sublandlord and Prime Landlord against all claims for personal injury or property damage caused by conditions or activities on the Subleased Premises and common areas in accordance with the Prime Lease. Subtenant shall have Sublandlord and Prime Landlord named as additional insured on its insurance policies, as their interests may appear, and deliver an insurance certificate evidencing same to Sublandlord on or before the Commencement Date of this Sublease.

21.  DAMAGE BY FIRE, EXPLOSION, THE ELEMENTS OR OTHERWISE. Subtenant shall be bound by the provisions of Section 10 of the Prime Lease. In the event the Subleased Premises are damaged and the Prime Lease is not terminated, or the damage is so slight so that the Subleased Premises are not rendered untenantable and unfit for occupancy, any equitable abatement provided for in said Section 10 shall inure to Subtenant only to the extent the Subleased Premises are affected thereby. Subtenant shall immediately notify Sublandlord in case of fire or other damage to the Subleased Premises.

22.  EMINENT DOMAIN: CONDEMNATION. Subject to Prime Landlord’s and Sublandlord’s rights under Section 15 of the Prime Lease to effect a termination of the Prime Lease, and consequently of this Sublease, if the Subleased Premises are so taken, Subtenant shall have no claim or interest in or to any award or damages for such taking.

23.  WAIVER OF ONE BREACH NOT WAIVER OF OTHERS. Waiver of one breach of a term, condition or covenant of this Sublease by either party hereto shall be limited to the particular instance and shall not be deemed to waive future breaches of the same or other terms, conditions or covenants.

24.  INSOLVENCY OF SUBTENANT. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Subtenant, or (b) a general assignment by Subtenant for the benefit of creditors, or (c) any action taken or suffered by Subtenant under any insolvency or bankruptcy act shall constitute a default of this Sublease by Subtenant, and Sublandlord may terminate this Sublease forthwith and upon notice of such termination, Subtenant’s right to possession of the Subleased Premises shall cease, and Subtenant shall then quit and surrender the Subleased Premises to Sublandlord, but Subtenant shall remain liable as hereinafter provided in Section 27 hereof.

25.  SUBLANDLORD’S REMEDIES ON DEFAULT. If Subtenant defaults in the payment of Rent, or any Additional Rent, or defaults in the performance of any of the other covenants or conditions hereof, or any covenant or condition of the Prime Lease by it to be complied with, Sublandlord may give Subtenant notice of such default, and if Subtenant does not cure such default in the payment of Rent or Additional Rent within three (3) days after the receipt of such notice, or such other default within fifteen (15) days after the receipt of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Subtenant does not commence such curing within fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Sublandlord may terminate this Sublease, and Subtenant’s right to possession of the Subleased Premises shall cease and Subtenant shall then quit and surrender the Subleased Premises to Sublandlord, but Subtenant shall remain liable as hereinafter provided in Section 26 hereof.

26.  DEFICIENCY. In any case where Sublandlord has recovered possession of the Subleased Premises by reason of Subtenant’s default, Sublandlord may, at Sublandlord’s option, occupy the Subleased Premises or cause the Subleased Premises to be redecorated or altered, in accordance with terms and conditions of the Prime Lease, or be prepared for reletting, and may relet the Subleased Premises or any part thereof as agent of Subtenant or otherwise, for a term or terms to expire prior to or at the same time as the original expiration date of this Sublease, at Sublandlord’s option and with Prime Landlord’s consent, and receive the rent therefor. Rent so received, or in the event that Sublandlord occupies said Premises, the reasonable value of the rental of said Subleased Premises (not to exceed the Rent or Additional Rent reserved herein), shall be applied first to the payment of such expenses as Sublandlord may have incurred in connection with the recovery of possession, redecorating, or altering, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney’s fees, and then to the payment of damages in amounts equal to the Rent or Additional Rent hereunder and to the cost and expenses of performance of the other covenants of Subtenant as herein provided.

Subtenant agrees, in any such case, whether or not Sublandlord has relet, to pay to Sublandlord damages equal to the Rent and Additional Rent and other sums herein agreed to be paid by Subtenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Subtenant on the several days above specified for the payment of Rent or Additional Rent. In reletting the Subleased Premises as aforesaid, Sublandlord shall have the right to grant reasonable rent concessions and such other concessions as it may reasonably deem necessary. Sublandlord shall have no affirmative duty to affect any reletting. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof.

Alternatively, in any case where Sublandlord has recovered possession of the Subleased Premises by reason of Subtenant’s default, Sublandlord may, at Sublandlord’s option, and at any time thereafter, and without notice or other action by Sublandlord, and without prejudice to any other rights or remedies it may have hereunder or at law or equity, become entitled to recover from Subtenant, as damages for such breach, in addition to such other sums herein agreed to be paid by Subtenant, to the date of re-entry, expiration and/or dispossess an amount equal to the difference between the Rent and Additional Rent reserved in this Sublease from the date of such default to the date of expiration of the original term demised and the then fair and reasonable rental value of the Subleased Premises for the same period; provided said fair and reasonable rental is less than the Rent and Additional Rent reserved herein. Said damages shall become due and payable to Sublandlord immediately upon such breach of this Sublease and without regard to whether this Sublease be terminated or not, and if this Sublease be terminated, without regard to the manner in which it is terminated.

Subtenant hereby waives all right of redemption to which Subtenant or any person claiming under Subtenant might be entitled by any law nor or hereafter in force.

Sublandlord’s remedies hereunder are in addition to any remedy allowed by law.

Subtenant agrees to pay, as Additional Rent, all attorney’s fees and other expenses incurred by the Sublandlord in enforcing any of the obligations under this Sublease, this covenant to survive the expiration or sooner termination of this Sublease.

27.  LITIGATION COSTS. If any legal action is filed to enforce this Sublease, or any part thereof, the prevailing party shall be entitled to recover reasonable attorney’s fees, to be fixed by the court, and costs of the action.

28.  NOTICES. Except where otherwise required by statute, all notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope as follows:

To Subtenant:   AMERICAN TACK & HARDWARE CO., INC.
25 Robert Pitt Drive
Monsey, New York 10952

To Sublandlord:  PDI, INC.
One Route 17 South
Saddle River, New Jersey 07458
Attn: Peter Lynch, Director
of Office Administration

With a copy to:  GREENBAUM, ROWE, SMITH & DAVIS LLP
99 Wood Avenue South
Iselin, New Jersey 08830
Attn: Steven C. Delinko, Esq.

Notice shall be deemed to have been duly given upon its receipt or rejection of receipt as evidenced by a bill of lading or return receipt, or upon delivery, if personally served. It is understood and agreed that unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus three (3) days and shall be entitled to give Subtenant the length of notice required to be given by Tenant under the Prime Lease less three (3) days.

29.  SUBLEASE CONSENT. This Sublease shall become effective only if the written consent hereto of the Prime Landlord is obtained, in substantially the form attached hereto as Exhibit D. If such written consent is not obtained by July 22, 2005, then either Sublandlord or Subtenant shall have the right to send written notice to the other stating that this Sublease shall be null and void and of no force or effect and Sublandlord shall return to Subtenant the first month’s Rent and security deposit and thereupon neither party shall have any further obligation to the other. Sublandlord shall promptly request the consent of the Prime Landlord to this Sublease. Subtenant agrees to provide such information in connection with such request as the Prime Landlord shall reasonably request.

30.  PARKING.Subtenant shall be provided with Subtenant’s Proportionate Share of total spaces allocated to Sublandlord under the Prime Lease, ten (10) of which shall be covered/reserved spaces, and the remaining portion shall be unreserved/uncovered parking spaces.

31.  SECURITY DEPOSIT. (a) Subtenant shall deposit with Sublandlord on the signing of this Sublease the sum of One Hundred Thirty Three Thousand Five Hundred and 00/100 ($133,500.00) Dollars as security for the performance of Subtenant’s obligations under this Sublease, including without limitation, the surrender of possession of the Subleased Premises to Sublandlord as herein provided. The security shall be in the form of an irrevocable letter of credit (the “Security Deposit L/C”). The Security Deposit L/C shall be delivered to Sublandlord at Subtenant’s sole cost and expense. The Security Deposit L/C shall be issued by and drawn on a bank or financial institution reasonably acceptable to Sublandlord maintaining an office within the State of New Jersey and shall name Sublandlord as beneficiary. If the maturity date of the Security Deposit L/C is prior to the end of the term of this Sublease, Subtenant shall renew the Security Deposit L/C as often as necessary with the same bank or financial institution (or a similar bank or financial institution reasonably acceptable to Sublandlord) and upon the same terms and conditions, not less than thirty (30) days prior to the purported expiration date of the Security Deposit L/C. In the event Subtenant fails to timely renew the Security Deposit L/C as aforesaid, Sublandlord shall be entitled to draw against the entire amount of the Security Deposit L/C. The Security Deposit L/C shall be assignable by Sublandlord and upon such assignment to any party assuming in writing the sublessor interest in this Sublease, Sublandlord shall be relieved from all liability to Subtenant therefor.

(b) Upon the occurrence of any default by Subtenant in the payment of Rent or upon the occurrence of the events of Section 25 of this Sublease or in the event Sublandlord terminates this Sublease in accordance with the terms hereof following a default by Subtenant after the expiration of any applicable notice and cure period, Sublandlord shall have the right to draw the entire amount of the Security Deposit L/C. Sublandlord agrees to copy Subtenant on any notice to the issuing bank requesting a draw against the Security Deposit L/C. In the event that Subtenant defaults after the expiration of any applicable notice and cure period in making any payment required to be made by Subtenant under the terms of this Sublease other than the payment of Rent, then Sublandlord shall be entitled to draw upon so much of the Security Deposit L/C as equals the defaulted payment(s), plus any interest or other charges due thereon in accordance with this Sublease. If Sublandlord elects to make a partial draw upon the Security Deposit L/C, Subtenant shall promptly restore the Security Deposit L/C to its original amount within ten (10) days after written demand therefor. Sublandlord’s election to make a partial draw upon the Security Deposit L/C shall in no event prejudice or waive Sublandlord’s right to terminate this Sublease if permitted under applicable provisions of this Sublease, nor shall such election prejudice or waive any other remedy of Sublandlord reserved under the terms of this Sublease, including the right to draw the entire amount of the Security Deposit L/C, if applicable. The Security Deposit L/C shall be available for payment against the presentation of a sight draft by the Sublandlord (with simultaneous notice to Subtenant) together with a certificate from Sublandlord that Subtenant is in default of its obligations hereunder beyond expiration of any applicable notice and cure periods and that Sublandlord is entitled, by the terms of this Sublease, to draw upon the Security Deposit L/C. The proceeds of the Security Deposit L/C, if drawn by Sublandlord pursuant to the terms hereof, shall be held by Sublandlord and applied to reduce any amount owed by Subtenant to Sublandlord.

(c) In the event that (i) Sublandlord draws the full amount of the Security Deposit L/C as a result of a default by Subtenant, (ii) this Sublease is not terminated by Sublandlord as a result of such default, (iii) such default is fully cured by Subtenant, and (iv) there is no outstanding cured default by Subtenant, then the balance of the sums drawn (after the payment of any sums related to the curing of any defaults) shall be applied to obtain a replacement letter of credit as security for Subtenant’s performance hereunder in the amount initially required herein.

(d) To the extent the Security Deposit L/C is either lost or the issuing bank will not honor the Security Deposit L/C, Subtenant personally guarantees the proceeds of the Security Deposit L/C and will immediately remit to Sublandlord the amount of the Security Deposit L/C in cash to be held in accordance with this Section 31.

(e) Notwithstanding anything to the contrary contained in this Section 31, provided Subtenant has not been in default under this Sublease beyond the expiration of any applicable notice and cure periods at any time during the first twenty four (24) months of the term of this Sublease, and Subtenant has paid Sublandlord Rent on a timely basis as required herein, Sublandlord shall permit the Security Deposit L/C to be amended (at Subtenant’s sole cost and expense) to reduce the face amount of the Security Deposit L/C to a sum equal to Sixty-Six Thousand Seven Hundred Fifty and 00/100 ($66,750.00) Dollars. In no event shall a reduction to the amount of the Security Deposit L/C be deemed to have occurred absent an amendment to the Security Deposit L/C in writing by the issuing bank. It shall be Subtenant’s sole obligation to obtain such written amendment from the issuing bank.

(f) In the event of the insolvency of Subtenant, or in the event of the entry of a judgment in bankruptcy in any court against Subtenant which is not discharged within twenty (20) days after entry, or in the event a petition is filed by or against Subtenant under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Sublandlord may require the Subtenant to deposit additional security in an amount which in Sublandlord’s sole judgment would be sufficient to adequately assure Subtenant’s performance of all of its obligations under this Sublease including all payments subsequently accruing. Failure of Subtenant to deposit the security required by this Paragraph within ten (10) days after Sublandlord’s written demand shall constitute a material breach of this Sublease by Subtenant.
(g) Within thirty days after expiration or sooner termination of this Sublease, provided Subtenant is not then in default of any of the terms, covenants and conditions of this Sublease or the Prime Lease, Sublandlord shall return the security deposit, or balance thereof to which Subtenant is entitled after deduction therefrom of any sums in accordance with the provisions of this Sublease.

32.  HAZARDOUS MATERIALS. Sublandlord represents that to the best of its knowledge, without undertaking any independent inquiry, that neither the Subleased Premises nor the Building, including the ground and groundwater contain any Hazardous Substances, nor have they been used for the storage, manufacture or disposal of same.

33.  BROKER. Sublandlord and Subtenant represent and warrant one to the other that CB Richard Ellis, Inc. and The Steven Frank Company, LLC (collectively, “Broker”) is the sole Broker with whom either party has negotiated in bringing about this Sublease, and Sublandlord and Subtenant agree to indemnify and hold each other harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. Sublandlord agrees to pay Broker a commission pursuant to a separate agreement.

34.  SUBLEASE APPLICABLE TO HEIRS, SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Sublease shall inure to and be binding on the heirs, successors, administrators, executors and assigns of the parties hereto, except as otherwise herein provided.

35.  NO ASSIGNMENT OR SECOND SUBLEASE WITHOUT CONSENT.

(a) Subtenant shall not sell or assign this Sublease or any part thereof, or any interest therein, or re-sublet the Subleased Premises in whole or in part without first obtaining the written consent of Sublandlord and Prime Landlord, which consent as to the Sublandlord only shall not be unreasonably withheld. This Sublease shall not be assigned by operation of law. If Sublandlord and Prime Landlord give consent to assignment of this Sublease or of any interest therein, they shall not thereby be barred from subsequently refusing to consent to any further assignment. However, said consent shall not be unreasonably withheld by Sublandlord. Any attempt to sell, assign, or re-sublease without written consent of Sublandlord and Prime Landlord shall be deemed a default and shall entitle Sublandlord to proceed pursuant to this Sublease if Sublandlord so elects.

(b) Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, Subtenant may assign this Sublease or sublet the whole or any part of the Subleased Premises to any person or entity, or to any corporation or entity with which it shall be merged or which shall acquire all or substantially all of the assets or stock of Subtenant, without Sublandlord’s or Prime Landlord’s consent, but upon notice to Sublandlord and Prime Landlord, provided, however, that in the event of such merger, consolidation or transfer of all or substantially all of the assets or stock of Subtenant (i) the successor to Subtenant has a net worth computed in accordance with generally accepted accounting principles sufficient to meet its then remaining obligations under this Sublease from and after the effective date of such transaction, and (ii) proof reasonably satisfactory to Sublandlord and Prime Landlord of such net worth shall have been delivered to Sublandlord and Prime Landlord at least 10 business days prior to the effective date of any such transaction.

36.  INTERRUPTION OF SERVICES OF USE. Interruption or curtailment of any service maintained in the Building shall not entitle Subtenant to claim constructive eviction or any other cause of action against Sublandlord, but Subtenant shall join with and have those rights and remedies Sublandlord may have against Prime Landlord as a result of said interruption. Subtenant shall, under no circumstances, have any claim against Sublandlord or Prime Landlord for interruption to Subtenant’s business, however occurring.

37.  SUBLANDLORD NOT LIABLE.  Sublandlord shall not be liable to Subtenant for any loss suffered by Subtenant under any circumstances, including, but not limited to (i) that arising from the negligence of Sublandlord or Prime Landlord, their agents, servants, invitees, contractors or subcontractors, or from defects, errors or omissions in the construction or design of the Subleased Premises and/or the Building including the structural and nonstructural portions thereof; or (ii) for loss of or injury to Subtenant or to Subtenant’s property or that for which Subtenant is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) for that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Sublandlord or Prime Landlord, but Subtenant shall join with and have those rights and remedies Sublandlord may have against Prime Landlord as a result of said interruption.

38.  WAIVER OF SUBROGATION.Sublandlord and Subtenant each hereby waives its respective right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Subleased Premises, and contents thereon or therein whether or not such loss, damage or destruction may be attributable to the fault or negligence of either party or its respective agents, invitees, contractors or employees. Each casualty insurance policy shall include a waiver of the insurer’s rights of subrogation against the party hereto who is not an insured under said policy. Each party shall look solely to the proceeds of its respective casualty insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any such loss, damage or destruction.

39.  COMMUNICATIONS. Sublandlord agrees to allocate reasonable space in Sublandlord’s existing telephone\server room to permit installation of Subtenant’s telephone\server equipment serving the Subleased Premises. Subtenant agrees to maintain such equipment and hold Sublandlord harmless from and against any damage or injury to such equipment howsoever caused. Subtenant shall install and maintain such equipment in a manner which will not cause interference or damage to Sublandlord’s equipment.

40.  FURNITURE. During the Term of this Sublease, Subtenant shall be permitted to use Sublandlord’s furniture and fixtures existing in the Subleased Premises as of the Commencement Date, as set forth on Exhibit C hereto. Subtenant shall keep and maintain the furniture and fixtures in good order and condition throughout the term of this Sublease, making all necessary repairs and replacements as required, and surrender same to Sublandlord in good order and condition at the expiration or sooner termination of this Sublease, reasonable wear and tear and damage by casualty and the elements excepted.

41.  RENEWAL OPTION. (a) Provided Subtenant is not in default under this Sublease beyond any applicable grace period at the time any renewal notice is given or at the time the renewal period is to commence, Subtenant shall have the right to renew this Sublease for one (1) two (2) year period (the “Renewal Term”).

(b) Subtenant’s right to renew hereunder is expressly subject to Subtenant’s furnishing to Sublandlord written notice of its intention to renew this Sublease at least twelve (12) months prior to the expiration of the term, TIME HEREBY BEING MADE OF THE ESSENCE.

(c) All the terms and conditions of this Sublease shall apply to the renewal period, except that the Annual Base Rent to be paid during the renewal period shall be adjusted as follows:

The Annual Base Rent to be paid during the Renewal Term shall not be less than that paid for the Subleased Premises during the last year of the original term of this Sublease (without regard to any temporary abatement of rent then in effect pursuant to the Sublease provisions). However, if the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Subtenant shall pay such fair rental value. In determining the fair rental value, the Sublandlord shall notify the Subtenant of the fair rental value as established by Sublandlord. Should Subtenant dispute Sublandlord’s determination, then the Subtenant shall be free to, at the Subtenant’s sole cost and expense, employ the services of an appraiser familiar with office buildings located within the Saddle River, New Jersey area comparable to the Building, who shall be a member of The Appraisal Institute (“MAI”) and who shall render an appraisal. If the Sublandlord and the Subtenant’s appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Somerset, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Sublandlord shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Sublandlord as of commencement of the renewal term, the Annual Base Rent as established by Sublandlord, subject to retroactive adjustment upon final determination of this issue.

42.  SECTION HEADINGS. The Section headings in this Sublease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Sublease or any of its provisions.

43.  CAPITALIZED TERMS. Capitalized terms used herein shall have the same meanings ascribed to them in the Prime Lease unless otherwise defined herein.

44.  COUNTERPARTS. This Sublease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

45.  SUBORDINATION OF SECURITY INTEREST. Notwithstanding anything to the contrary in this Sublease or the Prime Lease, any security interest that Sublandlord may have in any of the Subtenant’s personal property shall be automatically subordinated to the security interest, if any, granted to Subtenant’s lenders from time to time in the ordinary course of Subtenant’s business. At Subtenant’s request, Sublandlord shall execute a lien waiver, the form of which shall be reasonably satisfactory to Sublandlord and Subtenant’s lender(s), waiving such security interest of Sublandlord in the collateral described in such lien waiver (which collateral shall exclude any tenant improvements, any fixtures installed in the Subleased Premises, and any furniture and fixtures set forth on Exhibit C.

PDI, INC., Sublandlord

BY:________/S/ BERNARD C. BOYLE
NAME: __BERNARD C. BOYLE
TITLE:___CFO

AMERICAN TACK & HARDWARE CO., INC., Subtenant

BY:__/S/_JOHN W. COOPER
NAME:____JOHN W. COOPER
TITLE:________PRESIDENT

1

EXHIBIT A

SUBLEASED PREMISES

1

EXHIBIT B

PRIME LEASE

1

EXHIBIT C

FURNITURE AND FIXTURES

1

EXHIBIT D

LANDLORD’S CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE ("Consent Agreement") dated as of _________________, 2005, is made with reference to that certain sublease (the "Sublease") dated June ___, 2005 by and between PDI, INC. (Tenant") and AMERICAN TACK & HARDWARE CO., INC. ("Sublessee"), and is entered into between the foregoing parties and VRS SADDLE RIVER LLC ("Landlord"), having an address c/o Kwartler Associates, Inc., 2 North Street, Waldwick, New Jersey 07463 with reference to the following facts:

A. Landlord and Tenant are the parties to that certain master lease (the "Master Lease") dated as of November 20, 2003, respecting certain premises ("Premises") known as Suite(s) 300, located in the building ("Building") located at One Route 17 South, Saddle River, New Jersey.

B. Tenant and Sublessee wish to enter into the Sublease respecting the portion of the Premises described therein (the "Sublease Premises").

C. The Master Lease provides that Tenant may not enter into any sublease without Landlord's prior written approval.

D. Tenant and Sublessee have herewith presented the fully-executed Sublease to Landlord for Landlord's approval, and Landlord is willing to approve the same, upon all of the terms and conditions hereinafter appearing.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Neither the Master Lease, the Sublease nor this Consent Agreement shall be deemed to grant Sublessee any rights whatsoever against Landlord. Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises shall be solely against Tenant.

2. This Consent Agreement shall not release Tenant from any existing or future duty, obligation or liability to Landlord, pursuant to the Master Lease, nor shall this Consent Agreement change, modify or amend the Master Lease in any manner. This Agreement shall not be deemed Landlord's consent to any further subleases.

3. (a) In the event of Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, at Landlord's option, Sublessee agrees to attorn to Landlord and to recognize Landlord as Sublessee's Landlord under the Sublease, and Landlord agrees to recognize Sublessee as Landlord’s tenant, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord's duties, obligations or liabilities to Sublessee beyond those owed to Tenant under the Master Lease. Sublessee agrees to execute and deliver at any time and from time to time, upon the request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Landlord shall not (i) be liable to Sublessee for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Sublessee might have against Tenant, (iii) be bound by any rent or additional rent which Sublessee might have paid in advance to Tenant, except to the extent Tenant has turned over such advance rent to Landlord, (iv) be bound to honor any rights of Sublessee in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. Tenant hereby agrees that in the event of Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Tenant.

(b) "Master Lease Termination" means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, canceled, foreclosed against, or otherwise come to an end, including but not limited to (i) a default by Tenant under the Master Lease of any of the terms or provisions thereof, (ii) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; or (iii) the termination of Tenant's leasehold estate by dispossession proceeding or otherwise.

(c) In the event of attornment hereunder, Landlord's liability shall be limited to matters arising during Landlord's ownership of the Building, and in the event that Landlord (or any successor owner) shall convey or dispose of the Building to another party, such party shall thereupon be and become Landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Consent Agreement or the Sublease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit, and Tenant shall attorn to such other party, and Landlord (or such successor owner) shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Sublessee for any default by Landlord under this Consent Agreement or the Sublease after such attornment or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of the Landlord in the Building (and proceeds thereof). Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) have any liability for the performance of Landlord's obligations under this Consent Agreement or the Sublease.

4. In addition to Landlord's rights under Section 3 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to the Sublease, and upon receipt of Landlord's notice, Sublessee shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Sublessee's attornment pursuant to Section 3(a) hereof.

5. Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission by Sublessee shall also constitute a breach of this Consent Agreement and shall entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Sublessee, whether or not Landlord proceeds against Tenant.

6. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all costs, expenses and reasonable attorney's fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered.

7. This Consent Agreement shall be binding upon an inure to the benefit of the parties' respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto. This Consent Agreement may be amended only in writing, signed by all parties hereto.

8. Notices required or desired to be given hereunder shall be effective either upon personal delivery, upon delivery by a nationally recognized overnight delivery service or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to the Landlord at the address set forth above, or to Tenant or Sublessee at the address of the Premises or of the Sublease Premises, respectively. Any party may change its address for notice by giving notice in the manner hereinabove provided.

9. As a condition to the effectiveness of Landlord's consent to the Sublease, Tenant agrees to pay Landlord concurrently with Tenant's delivery of an executed counterpart hereof,   Dollars ($ ) in reimbursement of Landlord's reasonable attorneys' fees and administrative expenses incurred in connection with this Consent Agreement, as additional rent. Landlord's acceptance of such fee shall impose no duty on Landlord to approve or execute the Sublease. Tenant shall also promptly pay Landlord any share of bonus rents, or other items required under the Master Lease in connection with subleases.

10. Notwithstanding anything to the contrary set forth herein or elsewhere, if the Master Lease was guaranteed at the time of execution or at any time prior hereto by any guarantor, the Landlord may at any time hereafter declare all of its agreements in this Consent Agreement to be null and void and or no force and effect unless and until Landlord receives a counterpart of this Consent Agreement indicating approval thereof by any and all such guarantor(s), and their spouses (if any).

11. Tenant and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorney's fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder's fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.

12. Tenant agrees to hold any and all payments due under the Sublease as a trust fund to be applied first to the satisfaction of all of Tenant's obligations under the Master Lease and hereunder before using any part thereof for any other purpose.

13. Notwithstanding anything to the contrary contained in the Sublease or the Master Lease, Sublessee may assign the Sublease or sublet the whole or any part of the Sublease Premises to any person or entity, or to any corporation or entity with which it shall be merged or which shall acquire all or substantially all of the assets or stock of Sublessee, without Tenant’s or Landlord’s consent, but upon notice to Tenant and Landlord, provided, however, that in the event of such merger, consolidation or transfer of all or substantially all of the assets or stock of Sublessee (i) the successor to Sublessee has a net worth computed in accordance with generally accepted accounting principles sufficient to meet its then remaining obligations under this Sublease from and after the effective date of such transaction, and (ii) proof reasonably satisfactory to Tenant and Landlord of such net worth shall have been delivered to Tenant and Landlord at least 10 business days prior to the effective date of any such transaction.

14. Notwithstanding anything to the contrary contained in the Sublease or the Master Lease, any security interest that Landlord may have in any of the Sublessee’s personal property shall be automatically subordinated to the security interest, if any, granted to Sublessee’s lenders from time to time in the ordinary course of Sublessee’s business. At Sublessee’s request, Landlord shall execute a lien waiver, the form of which shall be reasonably satisfactory to Landlord and Sublessee’s lender(s), waiving such security interest of Landlord in the collateral described in such lien waiver (which collateral shall exclude any tenant improvements, any fixtures installed in the Sublease Premises, and any furniture and fixtures set forth on Exhibit C to the Sublease.

15, Notwithstanding anything to the contrary contained in the Sublease, the Master Lease, or herein, Landlord hereby (i) approves Sublessee’s plans, as set forth in Exhibit E to the Sublease, and the work to be performed pursuant thereto; and (ii) approves Sublessee’s signage, as set forth in Exhibit F to the Sublease, and the installation of such sign pursuant thereto.

IN WITNESS WHEREOF, the following parties have executed this Consent Agreement as of the date first above written.

TENANT:

PDI, INC.

By:

Its:

SUBLESSEE:

AMERICAN TACK & HARDWARE CO., INC.

By:

Its:

LANDLORD:

VRS SADDLE RIVER LLC

By:

Its:

1

EXHIBIT E

SUBTENANT’S PLANS

1

EXHIBIT F

SUBTENANT’S SIGNAGE